Exhibit 99.1

 eGain Reports 24% Growth Year Over Year in SaaS Revenue and

$2.6 Million in Operating Cash Generated in Q2 2018

Sunnyvale, California (February 8, 2018) – eGain (NASDAQ: EGAN), a leading provider of cloud customer engagement solutions, today announced financial results for its fiscal 2018 second quarter ended December 31, 2017.

Fiscal 2018 Second Quarter Financial Highlights

•	SaaS revenue was $7.7 million, up 24% year over year from Q2 2017.
•	Total revenue, excluding legacy license revenue, was $15.3 million, up 13% year over year from Q2 2017.
•	Recurring revenue was $12.6 million, up 14% year over year and 82% of total revenue.
•	Recurring revenue gross margin was 75%, unchanged from Q2 2017.
•	GAAP operating loss was $396,000, compared to $298,000 in Q2 2017, and non-GAAP operating income was $843,000, compared to non-GAAP operating income of $429,000 in Q2 2017.
•

GAAP net loss was $788,000, or $(0.03) per share on a basic and diluted basis, compared to a GAAP net loss of $1.0 million, or $(0.04) per share on a basic and diluted basis, for Q2 2017. Non-GAAP net income was $451,000, or $0.02 per share on a basic and diluted basis, compared to a non-GAAP net loss of $322,000 or $(0.01) per share on a basic and diluted basis, for Q2 2017.

•	Cash provided by operations was $2.6 million, compared to cash used in operations of $3.8 million in Q2 2017.
•	Non-GAAP total deferred revenue was $68.4 million as of December 31, 2017, up 47% from $46.4 million as of December 31, 2016.
•	Total cash and cash equivalents as of December 31, 2017, was $10.8 million, compared to $10.6 million as of June 30, 2017. The company paid down approximately $2.6 million in net debt during Q2 2018.

Ashu Roy, eGain CEO, commented, “We continue to execute well under our new SaaS revenue model, generating healthy sequential and year-over-year growth, and $2.6 million in cash from operations. We are pleased with the overall strength of our business and the customer activity we are seeing, which included a mixture of new and expansion opportunities and an increased number of customer migrations to the cloud during the quarter.”

Non-GAAP Financial Measures

These reported results include non-GAAP operating income/(loss) and non-GAAP net income/(loss) as supplemental information relating to our operating results. Non-GAAP operating income/(loss) is defined as operating income/(loss) adjusted for stock-based compensation expense and amortization of acquired intangible assets. Non-GAAP net income/(loss) is defined as net income/(loss) adjusted for stock-based compensation expense and amortization of acquired intangible assets. Recurring revenue is made up of SaaS revenue and legacy support revenue. SaaS revenue includes ratable revenue from cloud subscription, term and ratable licenses and associated support contracts. Legacy support is revenue associated with perpetual license arrangements the Company is no longer selling. Total deferred revenue includes both GAAP deferred revenue and non-GAAP unbilled deferred revenue that remains off balance sheet, collectively representing contractual commitments that have not been recognized as revenue. Non-GAAP results are presented for supplemental informational purposes only and should not be considered a substitute for financial information presented in accordance with generally accepted accounting principles, and may be different from non-GAAP measures used by other companies. eGain’s management uses these non-GAAP measures to compare the company’s performance to that of prior periods for trend analyses and for budgeting and planning purposes. eGain believes that the use of these non-GAAP financial measures provides an additional tool for investors to use in evaluating ongoing operating results and trends and in comparing the company’s financial measures with other software companies, many of which present similar non-GAAP financial measures to investors, and that it allows for greater transparency with respect to key metrics used by management in its financial and operational decision-making. Reconciliation tables of the most comparable GAAP financial measures to the non-GAAP financial measures used in this press release are included with the financial tables at the end of this release. eGain urges investors to review the reconciliation and not to rely on any single financial measure to evaluate the company’s business.

Quarterly Conference Call

eGain will discuss its quarterly results today via teleconference at 2:00 p.m. Pacific Daylight Time. To access the live call, please dial (800) 239-9838 (U.S. toll free) or (323) 794-2551 (international), and give the participant pass code 7084382. A live webcast of the call and slide presentation can be accessed from the investors section at www.egain.com. A replay of the conference call will also be available via telephone beginning approximately two hours after conclusion of the call and remain in effect for one week. To access the replay dial-in information, please click here. An archive of the webcast will also be available on the investors section at www.egain.com.

About eGain

eGain customer engagement solutions power digital transformation for leading brands. Our top-rated cloud applications for social, mobile, web, and contact centers help clients deliver connected customer journeys in an omnichannel world. To learn more about eGain, visit www.egain.com.

Cautionary Note Regarding Forward-Looking Statements. This press release contains forward-looking statements within the meaning of the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995. These forward-looking statements include our belief that we will see benefits to the Company from new product releases and that we will continue to see benefits to the Company from our transition to a SaaS based business, including growth in market share, SaaS and recurring revenue growth, and generating operating cash, among other matters.  The achievement or success of the matters covered by such forward-looking statements involves risks, uncertainties and assumptions. If any such risks or uncertainties materialize or if any of the assumptions prove incorrect, the Company’s results could differ materially from the results expressed or implied by the forward-looking statements we make. The risks and uncertainties referred to above include, but are not limited to: risks associated with new product releases; risks that our SaaS based revenue model and lengthy sales cycles may negatively affect our operating results; currency risks; our ability to capitalize on customer engagement; the success of organization changes; risks related to our reliance on a relatively small number of customers for a substantial portion of our revenue; our ability to compete successfully and manage growth; our ability to develop and expand strategic and third party distribution channels; risks related to our international operations; our ability to invest resources to improve our products and continue to innovate; and other risks detailed from time to time in eGain’s public filings, including eGain’s annual report on Form 10-K filed on September 26, 2017 and subsequent reports filed with the Securities and Exchange Commission, which are available on the Securities and Exchange Commission’s Web site at www.sec.gov. These forward-looking statements are based on current expectations and speak only as of the date hereof. The Company assumes no obligation to update these forward-looking statements.

eGain, the eGain logo, and all other eGain product names and slogans are trademarks or registered trademarks of eGain Corp. in the United States and/or other countries. All other company names and products mentioned in this release may be trademarks or registered trademarks of the respective companies.

MKR Group Investor Relations

Todd Kehrli or Jim Byers

Phone: 323-468-2300

Email: egain@mkr-group.com

eGain Corporation

Condensed Consolidated Balance Sheets

(in thousands)

(unaudited)

	December 31,	June 30,
	2017	2017
ASSETS
Current assets:
Cash and cash equivalents	$10,769	$10,627
Restricted cash	6	6
Accounts receivable, net	6,464	7,201
Deferred commissions	732	690
Prepaid expenses	1,064	1,737
Other current assets	558	370
Total current assets	19,593	20,631
Property and equipment, net	818	1,059
Deferred commissions, net of current portion	668	694
Intangible assets, net	1,741	2,748
Goodwill	13,186	13,186
Other assets	1,386	1,433
Total assets	$37,392	$39,751

LIABILITIES AND STOCKHOLDERS' DEFICIT
Current liabilities:
Accounts payable	$2,043	$2,363
Accrued compensation	4,429	4,339
Accrued liabilities	3,086	2,364
Deferred revenue	22,842	18,332
Capital lease obligations	82	108
Bank borrowings	867	805
Total current liabilities	33,349	28,311
Deferred revenue, net of current portion	6,271	4,887
Capital lease obligations, net of current portion	7	42
Bank borrowings, net of current portion	6,324	14,802
Other long term liabilities	1,284	1,330
Total liabilities	47,235	49,372
Stockholders' deficit:
Common stock	27	27
Additional paid-in capital	344,561	343,367
Notes receivable from stockholders	(84)	(83)
Accumulated other comprehensive loss	(1,722)	(1,663)
Accumulated deficit	(352,625)	(351,269)
Total stockholders' deficit	(9,843)	(9,621)
Total liabilities and stockholders' deficit	$37,392	$39,751

eGain Corporation

Condensed Consolidated Statements of Operations

(in thousands, except per share data)

(unaudited)

	Three Months Ended		Six Months Ended
	December 31,		December 31,
	2017	2016	2017	2016
Revenue:
Recurring	$12,565	$10,982	$24,207	$21,845
Legacy license	64	$1,418	252	3,068
Professional services	2,769	$2,599	5,514	4,831
Total revenue	15,398	14,999	29,973	29,744
Cost of recurring	3,166	2,800	6,186	5,727
Cost of legacy license	22	4	40	11
Cost of professional services	2,401	2,259	4,789	4,389
Total cost of revenue	5,589	5,063	11,015	10,127
Gross profit	9,809	9,936	18,958	19,617
Operating expenses:
Research and development	3,708	3,231	7,139	6,906
Sales and marketing	4,729	5,541	8,895	10,781
General and administrative	1,768	1,462	3,574	3,493
Total operating expenses	10,205	10,234	19,608	21,180
Loss from operations	(396)	(298)	(650)	(1,563)
Interest expense, net	(239)	(459)	(583)	(881)
Other income (expense), net	(30)	(73)	(161)	35
Loss before income tax benefit (provision)	(665)	(830)	(1,394)	(2,409)
Income tax benefit (provision)	(123)	(219)	38	(1,051)
Net loss	$(788)	$(1,049)	$(1,356)	$(3,460)

Per share information:
Basic and diluted net loss per common share	$(0.03)	$(0.04)	$(0.05)	$(0.13)
Weighted average shares used in computing basic and diluted net loss per common share	27,241	27,106	27,213	27,107

Summary of amortization of purchased intangibles from business combinations in the costs and expenses above:
Cost of revenue	$67	$67	$134	$134
Research and development	436	437	873	874
Sales and marketing	—	—	—	67
General and administrative	—	—	—	8
	$503	$504	$1,007	$1,083

Summary of stock-based compensation included in the costs and expenses above:
Cost of revenue	$146	$34	$209	$79
Research and development	275	81	385	169
Sales and marketing	129	58	192	116
General and administrative	186	50	269	95
	$736	$223	$1,055	$459

eGain Corporation

GAAP to Non-GAAP Reconciliation Table

(in thousands)

(unaudited)

	Three Months Ended		Six Months Ended
	December 31,		December 31,
	2017	2016	2017	2016
Loss from operations	$(396)	$(298)	$(650)	$(1,563)
Add:
Stock-based compensation	736	$223	$1,055	$459
Amortization of acquired intangibles	503	$504	$1,007	$1,083
Non-GAAP income (loss) from operations	$843	$429	$1,412	$(21)

	Three Months Ended		Six Months Ended
	December 31,		December 31,
	2017	2016	2017	2016
Net loss	$(788)	$(1,049)	$(1,356)	$(3,460)
Add:
Stock-based compensation	736	$223	$1,055	$459
Amortization of acquired intangibles	503	$504	$1,007	$1,083
Non-GAAP net income (loss)	$451	$(322)	$706	$(1,918)

eGain Corporation

Other GAAP to Non-GAAP Supplemental Financial Information

(in thousands)

(unaudited)

	December 31,		Growth	Constant currency
	2017	2016	rates	growth rates [1]
Total Deferred Revenue
- GAAP deferred revenue on balance sheet	$29,113	$16,908
- Unbilled and uncollected contractual commitments	39,273	29,517
	$68,386	$46,425	47%	43%

	Three Months Ended				Six Months Ended
	December 31,		Growth	Constant currency	December 31,			Growth	Constant currency
	2017	2016	rates	growth rates [1]	2017	2016		rates	growth rates [1]

Revenue:
- SaaS Revenue	$7,683	$6,204	24%	22%	$14,439		$12,006	20%	19%
- Legacy Support	4,882	4,778	2%	-2%	9,768		9,839	-1%	-3%
GAAP Recurring	$12,565	$10,982	14%	11%	$24,207		$21,845	11%	9%
GAAP License	64	1,418	-95%	-96%	252		3,068	-92%	-92%
GAAP Professional services	2,769	2,599	7%	3%	5,514		4,831	14%	12%
GAAP Total revenue	$15,398	$14,999	3%	0%	$29,973		$29,744	1%	-1%

Cost of revenue:
GAAP recurring	$3,166	$2,800			$6,186		$5,727
Add back:
Amortization of acquired intangible assets	(67)	(67)			(134)		(134)
Non-GAAP recurring	$3,099	$2,733			$6,052		$5,593

GAAP professional services	$2,401	$2,259			$4,789		$4,389
Add back:
Stock-based compensation expense	(146)	(34)			(209)		(79)
Non-GAAP professional services	$2,255	$2,225			$4,580		$4,310

GAAP total cost of revenue	$5,589	$5,063			$11,015		$10,127
Add back:
Stock-based compensation expense	(146)	(34)			(209)		(79)
Amortization of acquired intangible assets	(67)	(67)			(134)		(134)
Non-GAAP total cost of revenue	$5,376	$4,962	8%	5%	$10,672		$9,914	8%	6%

Gross profit:
Non-GAAP recurring	$9,466	$8,249			$18,155		$16,252
Non-GAAP license	42	1,414			212		3,057
Non-GAAP professional services	514	374			934		521
Non-GAAP gross profit	$10,022	$10,037	0%	-3%	$19,301		$19,830	-3%	-4%

Operating expenses:
GAAP research and development	$3,708	$3,231			$7,139		$6,906
Add back:
Stock-based compensation expense	(275)	(81)			(385)	`	(169)
Amortization of acquired intangible assets	(436)	(437)			(873)		(874)
Non-GAAP research and development	$2,997	$2,713	10%	7%	$5,881		$5,863	0%	-1%

GAAP sales and marketing	$4,729	$5,541			$8,895		$10,781
Add back:
Stock-based compensation expense	(129)	(58)			(192)		(116)
Amortization of acquired intangible assets	—	—			—		(67)
Non-GAAP sales and marketing	$4,600	$5,483	-16%	-17%	$8,703		$10,598	-18%	-19%

GAAP general and administrative	$1,768	$1,462			$3,574		$3,493
Add back:
Stock-based compensation expense	(186)	(50)			(269)		(95)
Amortization of acquired intangible assets	—	—			—		(8)
Non-GAAP general and administrative	$1,582	$1,412	12%	10%	$3,305		$3,390	-3%	-3%

GAAP operating expenses	$10,205	$10,234			$19,608		$21,180
Add back:
Stock-based compensation expense	(590)	(189)			(846)		(380)
Amortization of acquired intangible assets	(436)	(437)			(873)		(949)
Non-GAAP operating expenses	$9,179	$9,608	-4%	-6%	$17,889		$19,851	-10%	-11%

[1]

Constant currency growth rates presented are derived from converting the current period results for entities reporting in currencies other than U.S. Dollars into U.S. Dollars at the exchange rates in effect during the prior period presented rather than the actual exchange rates in effect during the current period.